UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report:  April 2, 2020
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, Texas 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

The information in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 2.02.	Results of Operations and Financial Condition.
On April 2, 2020, Tenet Healthcare Corporation (the “Company,” “we” or “us”) issued a press release announcing that it will hold a conference call to provide a business and financial update related to the recent outbreak of the novel coronavirus (“COVID-19”) global pandemic, withdrawing its previously announced first quarter and full year financial outlook for 2020, and providing certain preliminary information regarding the Company’s liquidity position as of March 31, 2020, which includes approximately $350 million of excess cash and cash equivalents and approximately $1.0 billion of borrowing availability under its senior secured revolving credit facility. The estimated preliminary information presented herein and in the press release attached hereto as Exhibit 99.1 are preliminary, unaudited and subject to the completion of the Company’s financial closing procedures for the three months ended March 31, 2020.
A copy of the press release is being furnished as Exhibit 99.1 attached hereto.

Item 7.01.	Regulation FD Disclosure.
The Company is providing the disclosure below and supplementing the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) with the following risk factor, which the Company included in a preliminary offering memorandum, dated April 2, 2020, in connection with an offering of debt securities (the “Offering Memorandum”). The information in this report on Form 8-K should be read in conjunction with the risk factors described in the Form 10-K and the information under the “Forward-Looking Statements” in the Form 10-K.
The following supplemental disclosure was included in the Offering Memorandum
Impact of COVID-19
The novel coronavirus (COVID-19) global pandemic is significantly affecting our employees, patients, communities and business operations. Due to the rapidly evolving environment and continued uncertainty, and the likelihood that this impact will materially affect the Company’s financial performance, the Company has withdrawn its previously announced first quarter and full year financial outlook for 2020.
As of March 31, 2020, the Company’s liquidity position included approximately $350 million of excess cash and cash equivalents, and approximately $1.0 billion of available borrowing capacity under our Credit Agreement (as of March 31, 2020, we had $500 million of outstanding borrowings under the Credit Agreement). In addition, other sources of potential liquidity for the Company include funding that may be available to healthcare providers under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, proceeds from the previously announced sale of our Memphis hospitals for approximately $350 million, and potential sale and lease-back transactions that the Company may evaluate.
For additional information, see “Risk Factors-The COVID-19 pandemic is significantly affecting our operations, business and financial condition, and our liquidity could also be negatively impacted, particularly if the U.S. economy remains unstable for a significant amount of time.”
Amendment to our Credit Agreement
We are in the process of pursuing an amendment (the “ABL Amendment”) to our Amended and Restated Credit Agreement, dated as of October 19, 2010, among us, the lenders and issuers party thereto, Citicorp USA, Inc., as administrative agent for the lenders and the issuers (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”). Pursuant to the ABL Amendment, we intend to increase the aggregate revolving commitments thereunder by $500 million to $2.0 billion and make certain changes to the borrowing base to increase our borrowing capacity. The ABL Amendment is subject to approval by our lenders and our ability to borrow under the Credit Agreement is subject to the borrowing base required to be calculated thereunder.
The following risk factor was included in the Offering Memorandum
The COVID-19 pandemic is significantly affecting our operations, business and financial condition, and our liquidity could also be negatively impacted, particularly if the U.S. economy remains unstable for a significant amount of time.
The novel coronavirus global pandemic is significantly affecting our employees, patients, communities and business operations, as well as the U.S. economy and financial markets. As the COVID-19 crisis is still rapidly evolving, much of its impact remains unknown and difficult to predict. Due to the rapidly evolving environment and continued uncertainty, and the likelihood that this impact will materially affect the Company’s financial performance, the Company has withdrawn its previously announced first quarter and preliminary full year financial outlook for 2020.
We are working with federal, state and local health authorities to respond to COVID-19 cases in the communities we serve and are taking or supporting measures to try to limit the spread of the virus and to mitigate the burden on the healthcare system. Many of these measures will have an adverse impact on our business and financial results that we are not currently able to fully quantify. For example, we are rescheduling a substantial amount of elective procedures at our hospitals and have closed or reduced operating hours at a significant number of our ambulatory surgery centers and other outpatient centers that specialize in elective procedures, resulting in significantly reduced patient volumes and operating revenues. While to date the hospitals we operate in a wide range of geographies have not experienced major capacity constraints, other hospitals in areas that are centers of the COVID-19 outbreak have been overwhelmed, experiencing excessive demand, potentially preventing them from treating all patients who seek care. In addition, we are requiring hospital personnel with pre-existing conditions that make them especially vulnerable to COVID-19 to refrain from working at our facilities during this time, and we have also instituted limited furloughs and a work-from-home policy for our corporate and administrative offices. Even with such steps, exposure to COVID-19 patients has led to increased risks to doctors and nurses, which may further reduce our operating capacity. All of these steps could result in reduced employee morale, labor unrest, work stoppages or other workforce disruptions. Restrictive measures, like travel bans, social distancing, quarantines and shelter-in-place orders, have also reduced the volume of procedures performed at our facilities more generally, as well as the volume of emergency room and physician office visits unrelated to COVID-19. We are also experiencing supply chain disruptions, including shortages, delays and significant price increases in equipment, pharmaceuticals and medical supplies, particularly personal protective equipment or PPE. Staffing, equipment, and pharmaceutical and medical supplies shortages may also impact our ability to see, admit and treat patients.
Broad economic factors resulting from the current COVID-19 pandemic, including increasing unemployment rates and reduced consumer spending, also affect our service mix, revenue mix and patient volumes, as well as our ability to collect outstanding receivables. Business closings and layoffs in the areas we operate may lead to increases in the uninsured and underinsured populations and adversely affect demand for our services, as well as the ability of patients and other payers to pay for services as rendered. Any increase in the amount or deterioration in the collectability of patient accounts receivable will adversely affect our cash flows and results of operations, requiring an increased level of working capital. If general economic conditions continue to deteriorate or remain uncertain for an extended period of time, our liquidity and ability to repay our outstanding debt may be harmed and the trading price of our common stock, which has already declined in recent weeks, could decline further.
In addition, our results and financial condition may be adversely affected by federal or state laws, regulations, orders, or other governmental or regulatory actions addressing the current COVID-19 pandemic or the U.S. healthcare system, which, if adopted, could result in direct or indirect restrictions to our business, financial condition, results of operations and cash flow. We may also be subject to lawsuits from patients, employees and others exposed to COVID-19 at our facilities. Such actions may involve large demands, as well as substantial defense costs. Our professional and general liability insurance may not cover all claims against us.
Furthermore, the current COVID-19 pandemic has caused disruption in the financial markets and the businesses of financial institutions. These factors have caused a slowdown in the decision-making of these institutions, which may affect the timing on which we may obtain any additional funding. There can be no assurance that we will be able to raise additional funds on terms acceptable to us, if at all.
The foregoing and other continued disruptions to our business as a result of the COVID-19 pandemic could result in a material adverse effect on our business, result of operations, financial condition, cash flows and our ability to service the notes. Furthermore, the COVID-19 pandemic could heighten the risks in certain of the other risk factors described herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued on April 2, 2020
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical or present facts, that address activities, events, outcomes, business strategies and other matters that the Company plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, targets, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including (but not limited to) disclosure regarding the Company’s future earnings, financial position, operational and strategic initiatives, and developments in the healthcare industry. Forward-looking statements represent management’s expectations, based on currently available information, as to the outcome and timing of future events, but, by their nature, address matters that are indeterminate, particularly with regard to developments related to COVID-19. They involve known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, but are not limited to, the impact of the recent outbreak of the COVID-19 pandemic, and the other risks and uncertainties described in the “Risk Factors” section under Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and “Forward-Looking Statements” under Item 1 of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as such discussions may be further updated by subsequent filings the Company makes with the Securities and Exchange Commission.
The Company specifically disclaims any obligation to update any information contained in a forward-looking statement or any forward-looking statement in its entirety, except as required by law, and, therefore, disclaims any resulting liability for potentially related damages. All forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date:	April 2, 2020	By:	/s/ Anthony Shoemaker
Anthony Shoemaker
Vice President, Assistant General Counsel and Corporate Secretary